UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

BANCTRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Alabama	0-15423	63-0909434
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 St. Joseph Street, Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (251) 431-7800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

At BancTrust Financial Group, Inc.'s Special Meeting of Shareholders held on September 30, 2008, BancTrust's shareholders approved the proposal to amend the company's Amended and Restated Articles of Incorporation to increase the number of shares of common stock, $.01 par, that the company is authorized to issue from 20,000,000 to 50,000,000 shares by a vote of approximately 73 percent of the shares entitled to vote in favor of the proposed amendment. The proposal to amend the company's Amended and Restated Articles of Incorporation was discussed in the company's proxy statement sent to shareholders on or about August 26, 2008.

On October 1, 2008, the company filed Articles of Amendment to its Amended and Restated Articles of Incorporation with the Office of the Judge of Probate of Mobile County, Alabama, reflecting the increase in the authorized common stock of the Company to 50,000,000 shares. The Articles of Amendment, which became effective on October 1, 2008, are attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.
Exhibit 3.1:	Articles of Amendment to the company's Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.
DATE: October 3, 2008	By: _/s/ F. Michael Johnson_______________
F. Michael Johnson
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX
EXHIBIT NUMBER	NAME OF EXHIBIT

3.1	Articles of Amendment to the company's Amended and Restated Articles of Incorporation